Exhibit 10.21

AMENDMENT TO LEASE

AGREEMENT

This Amendment is made and entered into this 6 day of October, 2008 by and between Revere Corporate Center, LLC, a Colorado limited liability company, (“Landlord”) and Planned Benefits Systems, Inc., a Colorado corporation (‘Tenant”), covering premises in the building known as Revere Corporate Center (the “Building”) located at 6377 S. Revere Pkwy., Ste 400, Centennial, Colorado 80111.

RECITALS

A.	Tenant entered into a lease dated May 3, 2006 (“Lease”), by and between Landlord and Tenant pursuant to which Tenant leased 8,639 rentable square feet in the building for the premises known as Suite 350 (“Existing Premises”).

B.	Tenant has requested and Landlord has agreed to amend the lease agreement to expand the Premises to include Suite 301, consisting of approximately 3,139 square feet,

AGREEMENT

NOW WHEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Landlord and Tenant hereby amend the Lease as follows:

1.	Effective on November 1,2008, the Premises shall be expanded to include Suite 301, consisting of approximately 3,139 square feet (the “Expansion Premises”) as outlined on the attached Exhibit A.

2.	“Approximate Rentable Area in the Premises” shall mean 11,778 square feet.

3.	“Tenant’s Pro Rata Share” shall be adjusted to mean thirteen and sixty three one hundreds percent (13.63%) for the Existing Premises and four and ninety six one hundreds percent (4.96%) for the Expansion Premises, for a total of eighteen and fifty nine one hundreds percent (18.59%).

4.	“Base Rent” is hereby amended as follows: Expansion Premises: suite 301 – 3139 square feet.

For the Period	Monthly Base Rent	Annual Rent/s.f.
11/1/08 - 01/31/09	free	0
02/1/09 - 12/31/09	$4,970.08	$19.00
01/1/10 - 12/31/10	$5,100.88	$19.50
01/1/11 - 12/31/11	$5,231.67	$20.00
01/1/12 - 12/31/12	$5,493.25	$21.00

Existing Premises – no change

5.	“Base Year” shall mean 2008 for the Expansion Premises and shall continue to be 2006 for the Existing Premises.

6.	Landlord agrees to complete Landlord’s Work as described in Exhibit B, Tenant shall continue to occupy Suite 350 on an “as is” basis.

7.	Landlord and Tenant acknowledge that no brokers are involved with this renewal.

8.	Miscellaneous. Except as modified herein, the Lease and all of the terms and provisions thereof shall remain unmodified and in full force and effect as originally written. In the event of any conflict or inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall control. All terms used herein but not defined herein which are defined in the Lease shall have the same meaning for purposes hereof as they do for purposes of the Lease. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective beneficiaries, successors and assigns.

9.	Parking. In addition to the use of up to thirty five (35) unreserved parking spaces provided with the Existing Premises, Tenant shall be entitled to use up to thirteen (13) additional unreserved parking spaces for the Expansion Premises, to be located in such areas of the parking area for the Building as Landlord shall designate.

10.	“Security Deposit” shall be increased by the amount of Five thousand three hundred dollars ($5,300) to at total of Nineteen thousand dollars ($19,000).

11.	The personal guaranty of James Lynch shall continue to apply to the Lease, as herein amended.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment to the Lease as of the day and year above referenced.

WITNESS/ATTEST		LANDLORD:
REVERE CORPORATE CENTER. LLC
BY:	/s/ Margie Wright		/s/ Illegible
By
Margie Wright
	Name	Title:	Manager

	10/6/08	Date:	10/6/08
Date

WITNESS/ATTEST		TENANT:
PLANNED BENEFIT SYSTEMS, INC.
BY:	/s/ Tammy Andrews		/s/ James Lynch
By:
Tammy Andrews
	Name	Title:	President

	10-3-08	Date:	10-3-08
Date

SEEN AND AGREED

/s/ James Jeffrey Lynch
James Jeffrey Lynch, Guarantor

10-3-08
Date